Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. REPORTS FINANCIAL RESULTS

FOR THE QUARTER ENDED SEPTEMBER 30, 2006

SCHAUMBURG, Ill. – November 8, 2006 - iPCS, Inc. (Nasdaq: “IPCS”), a Sprint PCS Affiliate of Sprint Nextel, today reported financial and operational results for the third quarter of 2006 ended September 30, 2006.  This information supplements the subscriber activity results, which the Company previously announced on October 20, 2006.

Highlights for the Quarter ended September 30, 2006:

•      Total revenues of approximately $126.6 million, compared to $109.1 million in the third quarter of 2005 (quarter ended September 30, 2005).

•      Net loss of approximately $6.7 million, or $0.40 per share, compared to a net loss of $16.3 million, or $0.99 per share, in the third quarter of 2005.

•      Adjusted EBITDA of approximately $21.6 million, compared to $15.7 million in the third quarter of 2005.  Included in Adjusted EBITDA for the quarter ended September 30, 2006 is approximately $0.7 million in Sprint Nextel litigation expenses.  Included in Adjusted EBITDA for the third quarter of 2005 is approximately $1.1 million in Sprint Nextel litigation expenses and Horizon PCS integration expenses.

•      Capital expenditures of approximately $8.2 million, compared to $4.4 million in the third quarter of 2005.

•      As previously announced on October 20, 2006:

o  Gross activations of approximately 61,200, compared to 60,300 for the third quarter of 2005.

o  Net additions of approximately 16,800, compared to 17,400 for the third quarter of 2005.

o  Monthly churn, net of 30 day deactivations, of approximately 2.5%, compared to 2.7% for the third quarter of 2005.

o  Ending subscribers of approximately 534,300, compared to 476,400 for the third quarter of 2005.

“We are pleased with our results during the quarter, particularly in light of the environment in which we have been operating.  Not only is the competition intense, but the Sprint/Nextel merger and its effects have been impediments to our growth.  The performance that we have attained is a direct result of the dedicated efforts of our employees to overcome these challenges,” remarked Timothy M. Yager, President and CEO of iPCS. “We continue to expand our subscriber base and we are well positioned to generate additional growth during the fourth quarter and into 2007.”

“During the quarter, we also received what we believe are favorable rulings in both of our lawsuits against Sprint.  Sprint has appealed the Illinois ruling, which requires Sprint to cease owning, operating, and managing the Nextel wireless network in iPCS Wireless’s territory.  A ruling from the Illinois appellate court is not expected until mid 2007.  In the meantime, the rulings provide a framework for our operating relationship with Sprint,” concluded Mr. Yager.

Conference Call to be held tomorrow at 10:00 a.m. ET (9:00 a.m. CT)

The Company has scheduled a conference call for tomorrow, November 9th, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss its financial and subscriber results for the quarter ended September 30, 2006.  To listen to the call, dial 1- 800-632-2989 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-935-8758.  A replay of the call will be available beginning at 1:00 p.m. Eastern Time on November 9, 2006.  To access the replay, dial 1-877-519-4471 using a pass code of 8001631.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on November 16, 2006.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of September 30, 2006, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and had approximately 534,300 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company's website at www.ipcswirelessinc.com.

Comparability of Financial Results

On July 1, 2005, the Company completed its merger with Horizon PCS, Inc., whereby Horizon PCS was merged with and into the Company.  Accordingly, the results of Horizon PCS are included in iPCS’s reported results effective July 1, 2005. The acquisition of Horizon PCS was accounted for using the purchase method of accounting.  Under this method of accounting, the purchase price was allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with any excess purchase price allocated to goodwill.  The results of iPCS prior to the merger with Horizon PCS are not comparable to its results after the merger.

In February 2006, iPCS changed its fiscal year-end from September 30 to December 31 commencing in 2006.  iPCS’s 2005 fiscal year ended on September 30, 2005.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

— Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment and stock-based compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

— ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

— CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

— CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenues associated with transactions with new subscribers and selling and marketing expenses, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

— Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•      Licensed Pops represents the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

— Covered Pops represents the number of residents (usually expressed in millions) covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS's business which are not historical facts are "forward-looking statements." Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS's forward-looking statements, including the following factors: (1) iPCS's dependence on its affiliation with Sprint; (2) the final outcome of iPCS's litigation against Sprint and Nextel concerning the Sprint/Nextel merger and the scope of iPCS's exclusivity; (3) changes in Sprint's affiliation strategy as a result of the Sprint/Nextel merger and Sprint's recent acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining Sprint PCS Affiliates of Sprint Nextel; (5) changes in customer default rates; (6) shifts in populations or network focus; (7) changes or advances in technology; (8) changes in Sprint's national service plans, products and services or its fee structure with iPCS; (9) potential declines in roaming and wholesale revenue; (10) iPCS's reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS's markets; (13) adverse changes in financial position, condition or results of operations; and (14) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS's forward-looking statements, please refer to iPCS's filings with the SEC, especially in the "risk factors" sections of the Annual Report on Form 10-K filed on December 23, 2005 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands except share and per share amounts)

	September 30,	September 30,
	2006	2005

Assets
Current Assets:
Cash and cash equivalents	$103,158	$98,107
Investments	11,578	16,700
Accounts receivable, net	29,317	25,601
Receivable from Sprint	38,694	30,837
Inventories, net	3,905	3,179
Prepaid expenses	6,105	5,717
Other current assets	444	4,092
Total current assets	193,201	184,233
Property and equipment, net	137,958	153,504
Financing costs	8,079	9,590
Customer activation costs	2,698	1,003
Intangible assets, net	140,843	178,800
Goodwill	141,783	146,391
Other assets	370	469
Total assets	$624,932	$673,990

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$5,976	$4,322
Accrued expenses	27,542	33,275
Payable to Sprint	45,684	41,135
Deferred revenue	10,710	10,486
Current maturities of long-term debt and capital lease obligations	14	17
Total current liabilities	89,926	89,235
Customer activation fee revenue	2,698	1,003
Other long-term liabilities	6,039	9,112
Long-term debt and capital lease obligations, excluding current maturities	302,471	304,558
Total liabilities	401,134	403,908
Commitments and contingencies

Stockholders' Equity:

Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 16,704,851 and 16,635,482 shares issued and outstanding, respectively	167	166
Additional paid-in-capital	331,789	328,202
Unearned compensation	—	(1,372)
Accumulated deficiency	(108,158)	(56,914)
Total stockholders' equity	223,798	270,082
Total liabilities and stockholders' equity	$624,932	$673,990

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenues:
Service revenue	$79,300	$70,191	$232,021	$150,592
Roaming revenue	43,728	36,169	116,888	67,211
Equipment and other	3,578	2,723	10,556	6,247
Total revenues	126,606	109,083	359,465	224,050
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(72,916)	(61,194)	(206,567)	(123,359)
Cost of equipment	(10,893)	(9,318)	(30,290)	(21,540)
Selling and marketing	(17,262)	(17,267)	(51,366)	(34,570)
General and administrative	(4,352)	(6,454)	(17,220)	(11,098)
Depreciation	(11,705)	(14,549)	(39,032)	(45,241)
Amortization of intangible assets	(9,490)	(9,423)	(28,468)	(15,078)
Loss on disposal of property and equipment	(97)	(55)	(510)	(128)
Total operating expenses	(126,715)	(118,260)	(373,453)	(251,014)
Operating loss	(109)	(9,177)	(13,988)	(26,964)
Interest income	1,415	868	3,883	1,645
Interest expense	(8,026)	(7,991)	(24,043)	(17,952)
Other income, net	37	39	91	49
Loss before benefit from income taxes	(6,683)	(16,261)	(34,057)	(43,222)
Benefit from income taxes	—	—	—	—
Net loss	$(6,683)	$(16,261)	$(34,057)	$(43,222)

Basic and diluted loss per share of common stock	$(0.40)	$(0.99)	$(2.04)	$(3.70)

Weighted average common shares outstanding	16,704,673	16,434,938	16,697,860	11,681,468

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Net loss	$(6,683)	$(16,261)	$(34,057)	$(43,222)
Net interest expense	6,611	7,123	20,160	16,307
Depreciation and amortization	21,195	23,972	67,500	60,319
Stock-based compensation expense	394	776	1,712	1,178
Loss on disposal of property and equipment	97	55	510	128
Adjusted EBITDA	$21,614	$15,665	$55,825	$34,710

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005

Subscribers
Gross Additions	61,200	54,800	60,300
Net Additions	16,800	10,900	17,400
Total Customers	534,300	517,500	476,400
Churn, net	2.5%	2.5%	2.7%

Average Revenue Per User, Monthly
Including Roaming	$78	$76	$76
Without Roaming	$50	$50	$50

Cash Cost Per User , Monthly
Including Roaming	$50	$50	$49
Without Roaming	$32	$33	$34

Cost Per Gross Addition	$362	$381	$368

Licensed Pops (Millions)	15.0	15.0	15.0
Covered Pops (Millions)	11.4	11.4	11.3
Cell Sites	1,558	1,524	1,488

The June 30, 2006 ending subscriber number reflects a reduction of approximately 1,700 due to the elimination of non-revenue-generating subscribers previously accounted for as subscribers at Horizon PCS.

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005

ARPU
Service revenue	$79,300	$77,314	$70,191
Roaming revenue	43,728	39,533	36,169
Total service revenue	$123,028	$116,847	$106,360
Average subscribers	525,966	512,677	467,072
Average revenue per user including roaming, monthly	$78	$76	$76
Average revenue per user without roaming, monthly	$50	$50	$50

CCPU
Cost of service and roaming	$72,916	$68,630	$61,194
plus: General and administrative expenses	4,352	5,737	6,454
less: Stock-based compensation expense	(323)	(656)	(711)
less: Retail equipment upgrade revenue	(725)	(839)	(518)
plus: Retail equipment cost of upgrades	3,086	3,482	2,150
Total cash costs including roaming	$79,306	$76,354	$68,569
less: Roaming expense	(28,177)	(25,434)	(20,923)
Total cash costs without roaming	$51,129	$50,920	$47,646
Average subscribers	525,966	512,677	467,072
Cash cost per user, monthly	$50	$50	$49
Cash cost per user without roaming, monthly	$32	$33	$34

CPGA
Selling and marketing	$17,262	$17,344	$17,267
less: Stock-based compensation expense	(71)	(198)	(65)
less: Equipment revenue, net of upgrade revenue	(2,838)	(2,684)	(2,194)
plus: Cost of equipment, net of cost of upgrades	7,807	6,386	7,168
Total costs of acquisition	$22,160	$20,848	$22,176
Gross adds	61,173	54,780	60,341
Cost per gross add	$362	$381	$368